Exhibit 99.2

AGREEMENT

This AGREEMENT (this “Agreement”) is entered into as of this 16th day of March 2014, by and among Chatham Lodging Trust, a Maryland real estate investment trust (the “Trust”), and the entities and persons listed on Schedule A (collectively, the “HG Vora Group”).
WHEREAS, the Trust and the HG Vora Group have engaged in various discussions concerning the Trust’s business and other matters;
WHEREAS, as of the date hereof, the HG Vora Group, together with all of its Affiliates (the “HG Vora Affiliates”), Beneficially Own (as defined below) Common Shares of Beneficial Interest of the Trust (the “Common Stock”) totaling, in the aggregate, 1,262,500 shares, which constitute approximately 4.78% of the 26, 391,655 shares of Common Stock outstanding as of March 10, 2014;
WHEREAS, on December 12, 2013, the HG Vora Group gave notice of its nomination of three candidates to the Trust’s Board of Trustees (the “Board”) and a related non-binding proposal regarding expense reimbursement (collectively, the “Nominations”);
WHEREAS, the Trust has a minority interest in a hotel joint venture (the “Innkeepers JV”) with Cerberus Capital Management, L.P., which has announced that it is seeking to sell the assets of the Innkeepers JV (any such sale, an “Innkeepers Sale”), and the parties acknowledge that the Trust might consider, in its sole discretion, among other options, acquiring the assets of the Innkeepers JV (any such acquisition, an “Innkeepers Acquisition”); and
WHEREAS, the Trust and the HG Vora Group desire to agree on certain matters as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:
1.    Withdrawal of Nominations; Related Items. As part of this Agreement, the HG Vora Group hereby irrevocably withdraws the Nominations and agrees not to (a) nominate any person for election at the Trust’s 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), (b) submit any proposal for consideration at, or bring any other business before, the 2014 Annual Meeting, directly or indirectly or (c) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2014 Annual Meeting, directly or indirectly. The HG Vora Group shall not permit any of the HG Vora Affiliates to do any of the items set forth in this Section 1. The HG Vora Group shall not publicly or privately encourage or support any other Trust shareholder to take any of the actions described in this Section 1.
2.    Support for the Trust’s Slate of Candidates. Until the end of the Standstill Period (as defined below), the HG Vora Group shall cause all shares of Common Stock Beneficially Owned (as defined below) by the HG Vora Group and the HG Vora Affiliates to be present for quorum purposes and voted in favor of each of the Board’s recommended nominees for election to the Trust’s Board at any annual or special meetings of the Trust’s shareholders at which such candidates stand for election to the Trust’s Board.
3.    Publicity; Confidentiality. The Trust and the HG Vora Group will issue a joint press release before the financial markets in New York open on March 17, 2014 in the form attached hereto as Exhibit A (the “Press Release”). Any future public statements by either party regarding this Agreement shall be consistent with the Press Release. The Trust also agrees to publicly file this Agreement with the SEC (as defined below) on a Current Report on Form 8-K within five (5) business days of the date of this Agreement.
4.    Anti-Dilution Rights. The Trust agrees that if, during the Standstill Period (as defined below), it issues shares of its Common Stock to any third party (other than Common Stock issued in connection with the Trust’s “at the market” controlled equity offering programs, dividend reinvestment and other employee stock purchase plans, equity award or compensation and benefit arrangements such as the Chatham Lodging Trust Equity Incentive Plan or issued as consideration for a merger, acquisition or similar non-financing transaction made by the Trust (collectively, the “Specified Equity Issuances”)), then the HG Vora Group will be provided the opportunity to acquire, at the same price at which those shares are issued, enough shares of Common Stock to maintain its percentage share of ownership of the Trust’s Common Stock as calculated immediately prior to such share issuance. The Trust will give written notice to the HG Vora Group (“Issuance Notice”) of any such issuance within ten (10) business days following any meeting of the Board at which such issuance is approved. The Issuance Notice will contain the material terms and conditions of the issuance, including: (a) the number and description of the securities to be issued and the percentage of the Trust’s outstanding Common Stock that such issuance will represent, (b) the proposed issuance date and (c) the proposed purchase price per share of the securities to be issued in the issuance. The HG Vora Group will, for a period of five (5) business days following the receipt of an Issuance Notice (the “Election Period”), have the right to elect to purchase its pro rata portion of the Common Stock to be issued at a purchase price set forth in the Issuance Notice (which purchase price shall not be less favorable than the purchase price offered to any other purchaser of Common Stock sold in connection with such issuance) by delivering a written notice to the Trust within the Election Period. The closing of any such purchase by the HG Vora Group will be consummated concurrently with the consummation of the issuance described in the Issuance Notice. For the avoidance of doubt, the Trust may proceed with its contemplated issuances so long as the HG Vora Group is offered the opportunity to be included in the “book-building” for capital-raising equity issuances and the failure of the HG Vora Group to exercise its election rights or consummate a purchase shall not prevent the Trust from consummating issuances of equity. The Trust further agrees that during the Standstill Period, with respect to its “at the market” controlled equity offering programs, the Trust shall, within fifteen (15) days after the end of the applicable quarter, provide the HG Vora Group with the opportunity to acquire shares of the Trust’s Common Stock, at a price equal to the average share price of all “at the market” sales in the quarter, in sufficient quantity to enable the HG Vora Group to maintain its percentage share of ownership of the Trust’s Common Stock as calculated immediately prior to such share issuance. For the avoidance of doubt, in no event shall the HG Vora Group have the right to purchase Common Stock hereunder to the extent such purchase would result in the HG Vora Group, together with its Affiliates and Associates, obtaining, in the aggregate, Beneficial Ownership of Common Stock in excess of 9.8%.
5.    Restrictions on the Use of Proceeds from the Innkeepers Sale. If an Innkeepers Sale to a third party is announced publicly prior to the expiration of the Standstill Period:
(a)    the Trust agrees to use the net amount of cash proceeds actually received by the Trust (after payment of related costs and expenses) within two hundred seventy (270) days after receipt thereof: (i) first to repay its Senior Secured Revolving Credit Facility (the “Revolver”) down by the net amount of such cash proceeds or to zero if the amount outstanding in the Revolver is less than the net amount of such cash proceeds, and then (ii) to invest the net amount of such cash proceeds in capital expenditures for existing assets or to pay for the acquisition of other hotel properties (including by investing such proceeds in any new joint venture); provided, that, if for any reason all such net cash proceeds shall not have been used as specified in the foregoing clause (ii) of this Section 5(a) within two hundred seventy (270) days after receipt thereof by the Trust, then the Trust agrees that such remaining proceeds will be distributed as a special dividend to the Trust’s shareholders as promptly as reasonable thereafter on a pro rata basis; and
(b)    the Trust agrees not to issue any shares of Common Stock after such Innkeepers Sale until the end of the Standstill Period unless the net debt of the Trust is equal to or greater than $325 million after giving pro forma effect to (i) any such equity issuance and (ii) the consummation of any acquisitions contemplated by written agreements to which the Trust is or may become a party evidencing the Trust’s intent to pursue such acquisition(s); provided, that this Section 5(b) shall not apply to the Specified Equity Issuances.
6.    Restriction on the Financing of an Innkeepers Acquisition. In no event prior to May 31, 2015 shall the Trust issue any Common Stock at a price of less than $20 per share (as adjusted for stock splits, reverse stock splits, recapitalizations, reclassifications, combinations and similar corporate actions) in connection with the financing of an Innkeepers Acquisition, unless the HG Vora Group provides written consent that the Trust can issue Common Stock at a lower share price.
7.    Standstill. The HG Vora Group agrees that, from the date hereof until the earlier of (i) May 31, 2015 and (ii) the date that trustees are elected at the Trust’s 2015 annual meeting of stockholders (such period, the “Standstill Period”), each member of the HG Vora Group shall not, and each member of the HG Vora Group shall cause each of the HG Vora Affiliates not to, in each case directly or indirectly, alone or as part of a “group” with any other persons: nominate any candidates for the Trust’s Board, oppose any of the Board’s recommended candidates for election to or membership on the Trust’s Board, or seek representation on the Trust’s Board or the removal of any member of the Trust’s Board (other than through private discussions with the Trust’s management or Board); submit any shareholder proposal to the Trust or its shareholders; publicly support any shareholder proposal that the Trust has recommended against; file a proxy statement or proxy materials in opposition to the Trust, encourage any person to submit trustee nominations or otherwise pursue a “contested solicitation” for the election or removal of trustees with respect to the Trust, otherwise solicit proxies or consents from any shareholders of the Trust or conduct any other type of referendum (binding or non-binding) with respect to or from the shareholders of the Trust, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act, as defined below) in or assist any third party in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act, as defined below) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Trust management’s recommendation in connection with such matter); encourage, advise or influence any other person or assist any third party in so encouraging, assisting or influencing any person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with Trust management’s recommendation in connection with such matter); other than through private discussions with the Trust’s management or Board, propose, pursue, effect or seek to effect or commence any tender or exchange offer, merger, acquisition, sale, disposition, leveraging, reorganization, restructuring, recapitalization, liquidation, dissolution, change in capitalization, business combination or extraordinary transaction involving the Trust or any of its subsidiaries or Affiliates or securities or a material amount of its or their assets or businesses; give a proxy, consent or other voting authority over their shares to any person (other than to the named proxies included in the Trust’s proxy card for any annual meeting or special meeting of shareholders in accordance with the Board’s recommendations) or otherwise deposit their shares into a voting trust or other voting arrangement with any third party; Beneficially Own, together with the HG Vora Affiliates, in excess of 9.8% of the issued and outstanding Common Stock of the Trust; act, alone or in concert with others, to seek to influence the management, Board, governance, policies, business or affairs of the Trust or its Affiliates; request stocklist materials or request other books or records of the Trust or any of its Affiliates whether pursuant to applicable state or federal law or otherwise (other than private requests for financial information); criticize (other than in private statements to the Trust’s management and Board), disparage, call into disrepute, defame or slander the Trust or any of its current or former officers, trustees or representatives in public or private statements; form or join in a partnership, limited partnership, syndicate or other group, including without limitation a “group” (within the meaning of Section 13(d) of the Exchange Act, as defined below) with respect to the securities of the Trust; disclose any intention, plan or arrangement inconsistent with this Section 7; effect or seek to cause or participate in, or in any way, advise, assist or encourage any other persons in connection with, any of the foregoing or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to this Section 7; take any action that would, or would reasonably be expected to, require the Trust to make a public announcement or disclosure regarding any of the types of the matters addressed in this Section 7; threaten to bring, solicit, institute or pursue or bring, solicit, institute or pursue any litigation, suit, arbitration, regulatory action or other proceeding against or involving the Trust or any of its subsidiaries or Affiliates or any of its current or former trustees or officers or representatives (including derivative actions), in each case other than for the purpose of enforcing this Agreement; take or seek to take, or cause to seek to cause or solicit others to take, any action inconsistent with the foregoing; or publicly request, directly or indirectly, any amendment or waiver of any provision of this Section 7 by the Trust or any of its agents or representatives. Notwithstanding anything to the contrary in this Agreement, the HG Vora Group may (i) make public and/or private statements regarding the value ascribed to the Trust’s securities in any proposed tender or exchange offer, merger, acquisition, sale, disposition, change in capitalization, business combination or extraordinary transaction involving the Trust or any of its subsidiaries or Affiliates, or securities or a material amount of its or their assets or businesses (collectively, “Corporate Actions”) that is recommended or supported by the Board and (ii) vote and/or tender its shares in connection with any Corporate Action as it deems, in its sole discretion, in its best interest. The Trust agrees that, from the date hereof until the end of the Standstill Period, the Trust shall not, and shall cause each of its Affiliates not to, in each case directly or indirectly: threaten to bring, solicit, institute or pursue or bring, solicit, institute or pursue any litigation, suit, arbitration, regulatory action or other proceeding against or involving the HG Vora Group or any of the HG Vora Affiliates or any of their respective current or former managers, officers or representatives, in each case other than for the purpose of enforcing this Agreement; criticize (other than in private statements to current managers, officers or employees of the HG Vora Group), disparage, call into disrepute, defame or slander any member of the HG Vora Group or any of its current or former officers, managers, employees or representatives in public or private statements.
8.    The Trust’s Representations and Warranties. The Trust represents and warrants to the HG Vora Group that it has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and that it has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
9.    HG Vora Representations and Warranties. Each member of the HG Vora Group represents and warrants to the Trust that it has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and that it has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Each member of the HG Vora Group represents and warrants that, as of the date of this Agreement: (i) the HG Vora Group, together with all of the HG Vora Group Affiliates, collectively Beneficially Own, as defined below, an aggregate of 1,262,500 shares of Common Stock; (ii) except for such ownership, no member of the HG Vora Group, individually or in the aggregate with all other members of the HG Vora Group and the HG Vora Group Affiliates, has any other Beneficial Ownership of, and/or economic exposure to, any “Voting Securities,” as defined below, including through any derivative transaction described in the definition of “Beneficial Ownership” below; and (iii) the HG Vora Affiliates’ ownership of Common Stock will not cause the Trust to fail to qualify as a “real estate investment trust” as defined in Section 856 of the United States Internal Revenue Code, as amended.

10.    Miscellaneous.
(a)    Definitions. For purposes of this Agreement: the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of such person or entity referred to in this Agreement. As used in this Agreement, the term “Voting Securities” shall mean the Common Stock, and any other securities of the Trust entitled to vote in the election of trustees, or securities convertible into, or exercisable or exchangeable for Common Stock or other securities, whether or not subject to the passage of time or other contingencies. As used in this Agreement, the term “Beneficial Ownership” of “Voting Securities” or of “Common Stock” means ownership of: (i) Voting Securities; (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such person), compliance with regulatory requirements or otherwise); and (iii) any other economic exposure to Voting Securities, including through any derivative transaction that gives any such person or any of such person’s controlled Affiliates the economic equivalent of ownership of an amount of Voting Securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Voting Securities, or which provides such person or any of such person’s controlled Affiliates an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Voting Securities, in any case without regard to whether (x) such derivative conveys any voting rights in Voting Securities to such person or any of such person’s Affiliates; (y) the derivative is required to be, or capable of being, settled through delivery of Voting Securities; or (z) such person or any of such person’s Affiliates may have entered into other transactions that hedge the economic effect of such Beneficial Ownership of Voting Securities. The term “including” shall be deemed to mean “including without limitation” in all instances.
(b)    Specific Performance. Each party agrees that, without posting bond, the other parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically this Agreement, and further that it shall not assert the defense that a remedy at law would be adequate.
(c)    Entire Agreement; Amendments and Waivers. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed by all parties. No waiver by any party of any violation or default hereunder will be deemed to extend to any other violation or default, and no delay or omission on the part of any party in exercising any right or remedy hereunder will operate as a waiver thereof.

(d)    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. No member of the HG Vora Group shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Trust, and such assignment without consent shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(e)    Counterparts. This Agreement may be executed in any number of counterparts and will become effective when duly executed by each party hereto.
(f)    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law.
(g)    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement, and the rights of the parties and all actions arising hereunder, will be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflicts of law principles. Each of the parties hereto irrevocably (a) agrees that any dispute arising under or in connection with this Agreement or related to any matter which is the subject of this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts located in New York County, New York, (b) consents to submit to the personal jurisdiction of the federal or state courts of New York, New York in connection with any such dispute, (c) waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, (d) consents to service of process by a nationally recognized overnight courier (with proof of delivery), return receipt requested, to the address of such party’s principal place of business or as otherwise provided by applicable law, and irrevocably confirms that such service shall be good and sufficient and (e) UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE.
(h)    Expenses. All attorneys’ fees or other costs and expenses incurred in connection with this Agreement and all matters related hereto shall be paid by the party incurring such fees, costs or expenses.

(i)    Interpretation and Construction; Section Headings. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Next page is the signature page.]

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement as of the date first written above.

CHATHAM LODGING TRUST

By:	/s/ Jeffrey H. Fisher
Name:	Jeffrey H. Fisher
Title:	Chairman of the Board, Chief Executive Officer and President

HG VORA CAPITAL MANAGEMENT, LLC

By:	/s/ Parag Vora
Name:	Parag Vora
Title:	Managing Member

HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By:	/s/ Parag Vora
Name:	Parag Vora
Title:	Director

By:	/s/ Parag Vora
Name:	Parag Vora

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